Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-123709) of Comstock Holding Companies, Inc. of our report dated March 31, 2014 relating to the financial statements, which appears in this Form 10-K.

/S/ PricewaterhouseCoopers LLP
McLean, Virginia
March 31, 2014